UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 2, 2008

HEMISPHERX BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27072 (Commission File Number)	52-0845822 (IRS Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities

On July 2, 2008, we executed a $30.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Illinois limited liability company. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right over a 25-month period to sell our shares of common stock to Fusion Capital from time to time in amounts between $120,000 and $1 million, depending on certain conditions as set forth in the agreement, up to a maximum of $30.0 million.

In consideration for entering into the common stock purchase agreement, upon execution of the agreement we issued to Fusion Capital 650,000 shares as a commitment fee. Also, we will issue to Fusion Capital up to an additional 650,000 shares as a commitment fee pro rata as we receive up to the maximum $30.0 million of future funding. The purchase price of the shares related to this future funding will be based on the prevailing market prices of the Company’s shares at the time of sales as computed under the agreement without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.40. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. This offering was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Company anticipates using the proceeds from this financing to fund infrastructure growth including manufacturing, regulatory compliance and market development, as well as to prospectively fund market opportunities and strategic partnerships.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

10.1	Common Stock Purchase Agreement, dated July 2, 2008

10.2	Registration Rights Agreement, dated July 2, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008

HEMISPHERX BIOPHARMA, INC.

/s/ William A. Carter
William A. Carter, M.D.,
Chief Executive Officer